UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2023

HNR ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	HNRA	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	HNRAW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Diego (Dean) Rojas

On December 17, 2023, Diego (Dean) Rojas amicably resigned as Chief Executive Officer and member of the Board of Directors of HNR Acquisition Corp (the “Company” or “HNRA”). Mr. Rojas’ resignation was not as a result of any disagreement with the Company on any matter regarding the Company’s operations, policies, or practices.

In connection with Mr. Rojas’ resignation, he entered into a Separation and Release Agreement (the “Separation Agreement”) with the Company. Pursuant to the Separation Agreement, the Company agreed to pay to Mr. Rojas: (i) his base salary through December 31, 2023; and (ii) $96,000, payable in equal semi-monthly installments, beginning on January 1, 2024. In addition, the Company agreed to issue to Mr. Rojas 60,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Appointment of Dante Caravaggio

On December 17, 2023, the Company’s Board of Directors appointed Dante Caravaggio, age 66, to fill the vacancy created by Mr. Rojas’ resignation. In addition, the Company’s Board of Directors appointed Mr. Caravaggio as the Company’s Chief Executive Officer and President.

Mr. Caravaggio will serve on the Board of Directors as a Class I Director until the Company’s 2024 annual stockholder meeting and until his successor has been duly appointed and qualified. Mr. Caravaggio will not serve on any committees of the Board of Directors.

Since April 2021, Mr. Caravaggio has served as Chairman of SWI Excavating, one of the leading regional underground utility contractors in Colorado. In addition, since January 2021, Mr. Caravaggio has served as a strategy consultant for Shuler Industries to advance proprietary renewable technologies. From January 2020 to April 2022, Mr. Caravaggio served on the board of directors of McCarl’s Inc., a leading energy constructor in the northeast United States. Prior to joining McCarl’s Inc., Mr. Caravaggio was Senior Vice President, Hydrocarbons Americas for KBR (US) since January 2018. Prior to his role with KBR (US), Mr. Caravaggio held a number of roles as an executive and project manager with Parsons Corp. and Jacobs Engineering, overseeing upstream and downstream hydrocarbon projects. Mr. Caravaggio received his MBA at Pepperdine University in Malibu, California and his BS and MS in Petroleum Engineering at the University of Southern California.

In connection with the appointment of Mr. Caravaggio as Chief Executive Officer and President, the Company and Mr. Caravaggio entered into an Executive Employment Agreement, effective as of December 18, 2023 (the “Employment Agreement”). The Employment Agreement is on the Company’s standard form for executives, and provides that the Company shall pay to Mr. Caravaggio an annual base salary of $250,000. In addition, the Company agreed to issue a one-time Equity Sign-On Incentive to Mr. Caravaggio under the 2023 HNR Acquisition Corp Omnibus Incentive Plan (the “Plan”), which consists of restricted stock units (“RSUs”), equal to 200% of base salary divided by $10 (i.e. 50,000 RSUs), subject to time-based vesting as follows: 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant, and 1/3 on the third anniversary of the date of grant. Mr. Caravaggio will be permitted to participate in any broad-based retirement, health and welfare plans that will be offered to all of the Company’s employees.

Pursuant to the Employment Agreement, if the Company terminates Mr. Caravaggio’s employment without Cause (as defined in the Employment Agreement) or Mr. Caravaggio terminates his employment for Good Reason (as defined in the Employment Agreement), then Mr. Caravaggio will be entitled to: (i) any accrued obligations as of the date of termination, including base salary, PTO and holidays, and continued benefits required by the Company’s employee benefit plans; (ii) continued base salary for 12 months following the date of termination, paid in accordance with the Company’s payroll practices; (iii) the total monthly cost of coverage for Mr. Caravaggio and his covered dependents under COBRA, if elected; and (iv) full vesting in all equity grants as of the date of termination. To receive such severance benefits, Mr. Caravaggio will be required to execute a non-competition agreement, non-solicitation agreement, or confidentiality agreement or invention assignment agreement and release of claims.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

Mr. Caravaggio will not receive any additional compensation as a member of the Company’s Board of Directors.

There are no family relationships between Mr. Caravaggio and any director or executive officer of the Company and he was not selected by the Board of Directors to serve as a director or as an executive officer pursuant to any arrangement or understanding with any person.

Since the January 1, 2022, Mr. Caravaggio has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K, except as follows:

●	On May 5, 2022, the Company entered into a Referral Fee and Consulting Agreement (the “Consulting Agreement”) with Alexandria VMA Capital, LLC (“Alexandria”), an entity controlled by Mr. Caravaggio. Pursuant to the Consulting Agreement, Alexandria provided information and contacts with suitable investments and acquisition candidates for the Company’s initial business combination. In addition, Alexandria provided due diligence, purchasing and negotiating strategy advice, organizational and operational advice, and such other services as requested by the Company. In consideration of the services provided by Alexandria, the Company paid to Alexander Capital a referral fee equal to 2% of the total value of the Company’s business combination, with ½ being paid in cash and the other ½ being paid by the issuance of 89,000 shares of the Company’s Class A Common Stock.

●	On January 20, 2023, January 27, 2023, and February 14, 2023, Mr. Caravaggio entered into Note and Warrant Purchase Agreements with the Company (the “Purchase Agreements”). Pursuant to the Purchase Agreements, Mr. Caravaggio paid an aggregate amount of $179,000 and received promissory notes in the aggregate principal amount of $179,000, accruing interest at a rate of 15% per annum (the “Notes”), and Common Stock Warrants to purchase an aggregate of 179,000 shares of Class A Common Stock of the Company at an exercise price of $11.50 per share (the “Warrants”). The Warrants issued to Mr. Caravaggio are identical to the Company’s warrants that are publicly traded on the NYSE American under the symbol “HNRAQ” (the “Public Warrants”) in all material respects, except that the Warrants were not transferable, assignable or salable until 30 days after the Company’s initial business combination. The Warrants are exercisable on the same basis as the Public Warrants.

●	As previously reported, on November 13, 2023, the Company entered into exchange agreements (“Exchange Agreements”) with certain holders of promissory notes issued by HNRA for working capital purposes, including the Notes mentioned above. Pursuant to one such Exchange Agreement, the Company agreed with Dante Caravaggio to exchange, in consideration of the surrender and forgiveness of an aggregate amount (including principal and interest accrued thereon) of $100,198 due under the Notes, for 20,040 shares of Class A Common Stock at a price per share equal to $5.00 per share.

●	As previously reported, in connection with the closing of the Company’s initial business combination, the Company entered into a Founder Pledge Agreement, dated November 15, 2023 (the “Founder Pledge Agreement”), by and between the Company and certain persons thereto. Pursuant to the Founder Pledge Agreement, the Company issued 30,000 shares of Class A Common Stock to Dante Caravaggio, LLC, an entity controlled by Mr. Caravaggio.

The foregoing summary of the Exchange Agreements is qualified in its entirety by reference to the text of the form of Exchange Agreement, which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on November 13, 2023, and is incorporated herein by reference.

The foregoing summary of the Founder Pledge Agreement is qualified in its entirety by reference to the text of the Founder Pledge Agreement, which was filed as Exhibit 10.7 to the Current Report on Form 8-K filed by the Company on November 21, 2023, and is incorporated herein by reference.

Item 8.01 Other Events.

On December 20, 2023, the Company issued a press release announcing the resignation of Mr. Rojas and the appointment of Mr. Caravaggio. A copy of the press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Separation and Release Agreement, dated December 17, 2023, by and between the Company and Diego Rojas
10.2	Executive Employment Agreement, effective December 18, 2023, by and between the Company and Dante Caravaggio
99.1	Press Release of the Company dated December 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2023	HNR Acquisition Corp

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer

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